Exhibit 99.3

The KEYW Holding Corporation

Introduction to Pro Forma Condensed Financial Statements

Effective August 5, 2011, The KEYW Holding Corporation (“KEYW”) acquired Flight Landata, Inc. (“FLD”) for the purchase price of $30.0 million.

The accompanying unaudited pro forma condensed balance sheet as of December 31, 2010 gives effect to the FLD acquisition as if it occurred on that date. The accompanying unaudited pro forma condensed statement of income for the year ended December 31, 2010, gives effect to the FLD acquisition as if it occurred on January 1, 2010. The pro forma statements were prepared using US generally accepted accounting principles.

The unaudited pro forma condensed financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or the financial position of KEYW and should be read in conjunction with:

•	Accompanying notes to the unaudited pro forma condensed financial statements;

•
KEYW’s historical consolidated financial statements and notes included in KEYW’s Annual Report on Form 10-K dated December 31, 2010 and filed with the Securities and Exchange Commission on March 29, 2011 pursuant to Rule 424(b)(4); and

•	FLD’s audited financial statements and notes for seven months ended August 5, 2011 and the years ended December 31, 2010 and December 31, 2009.

	Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2010 (In thousands)
	KEYW	FLD	FLD Adj.		2011 Acq’s (1)		Pro Forma Combined
	(Audited)	(Audited)	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,795	$2,752	$—		$—		$8,547
Receivables, net	30,406	3,522	(2,668)	(2)	5,216		36,476
Inventories	5,183	104	—		—		5,287
Prepaid expenses	1,950	917	—		105		2,972
Income tax receivable	55	—	—		—		55
Deferred tax asset, current	1,475	29	—		—		1,504
Total current assets	44,864	7,324	(2,668)		5,321		54,841

Property and equipment, net	3,306	3,295	—		101		6,702
Goodwill	130,374	—	—	(3)	23,033		153,407
Other intangibles, net	22,716	94	23,610	(3)	5,615		52,035
Deferred tax asset	3,772	—	—		—		3,772
Other assets	232	—	—		—		232
TOTAL ASSETS	$205,264	$10,713	$20,942		$34,070		$270,989

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,292	$391	$—		$166		$6,849
Accrued expenses	5,847	19	—		—		5,866
Accrued salaries & wages	5,442	246	—		3,984		9,672
Deferred income taxes	578	—	—		—		578
Debt	—	1,069	28,931	(4)	25,513	(5)	55,513
Total current liabilities	18,159	1,725	28,931		29,663		78,478

Long-term liabilities:
Non-current deferred tax liability	11,869	765	—		—		12,634
Other non-current liabilities	125	234	—		—		359
TOTAL LIABILITIES	$30,153	$2,724	$28,931		$29,663		$91,471

Commitments and contingencies

Stockholders’ equity:
Members’ equity	—	7,989	(7,989)	(6)	—		—
Common stock	26	—	—		—		26
Additional paid-in capital	168,358	—	—		4,407	(7)	172,765
Retained earnings	6,727	—	—		—		6,727
Total stockholders’ equity	175,111	7,989	(7,989)		4,407		179,518

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,264	$10,713	$20,942		$34,070		$270,989

(1)
KEYW acquired JKA Technologies, Inc. (“JKA”) and Forbes Analytic Software, Inc. (“FASI”) prior to the FLD acquisition.  Neither of these acquisitions, singularly or in the aggregate qualified for disclosure in a Form 8-K under SEC rules.  The goodwill and intangible amounts are the actual recorded values.

(2)	This amount represents the excess working capital based on the December 31, 2010 financials as compared with the working capital required in the merger agreement.
(3)	These amounts represent the estimated goodwill and intangibles associated with the FLD acquisition.
(4)	This amount represents the cash paid for the FLD acquisition in 2011 net of $1,069 of debt that was retired in conjunction with the acquisition.
(5)	This amount represents the aggregate cash paid for the JKA and FASI acquisitions.
(6)	This adjustment removes the equity account of FLD at acquisition.
(7)	This amount represents the equity issued in conjunction with the acquisition of JKA and FASI.

	Pro Forma Condensed Statement of Income For the Year Ended December 31, 2010 (In thousands)
	KEYW	Pre 2011 ACQs (1)	FORM 10-K	FLD	2011 ACQs (2)	Total
	(Audited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)

Revenue	$107,988	$45,163	$153,151	$22,321	$24,651	$200,123
Cost of Revenues	76,444	31,057	107,501	10,278	15,481	133,260
Gross Profit	31,544	14,106	45,650	12,043	9,170	66,863
Operating Expenses	27,264	14,643	41,907	3,321	6,091	51,319
Intangible Amortization	6,440	—	6,440	—	—	6,440
Operating (Loss) Income	(2,160)	(537)	(2,697)	8,722	3,079	9,104
Non-operating (Income) Expense	(20,880)	(8)	(20,888)	119	19	(20,750)
Income (Loss) before Taxes	18,720	(529)	18,191	8,603	3,060	29,854
Tax Expense	7,814	—	7,814	3,439	—	11,253
Net Income (Loss)	$10,906	$(529)	$10,377	$5,164	$3,060	$18,601

(1)	These figures are the summarized detail from the 2010 Form 10-K Footnote 4 – Acquisitions.
(2)	These figures are the sum of the two acquisitions completed in 2011 that do not meet the criteria, individually or in aggregate, for individual pro forma presentation.